EXHIBIT 99

For Immediate Release	For Further Information Contact:
Wednesday, May 5, 2004	Robert E. Phaneuf
Vice President—Corporate Development
(918) 592-0101

VINTAGE PETROLEUM REPORTS FIRST QUARTER RESULTS;

INCREASES 2004 TARGETS

Tulsa, Oklahoma – Vintage Petroleum, Inc. today announced net income of $19.1 million, or $0.29 per diluted share, in the first quarter of 2004 compared to income from continuing operations before cumulative effect of change in accounting principle of $22.7 million, or $0.35 per diluted share, in the same quarter last year. Last year’s first quarter net income of $40.7 million, or $0.63 per diluted share, included income from discontinued operations of $10.8 million, or $0.17 per diluted share, related primarily to the gain on the sale of the company’s operations in Ecuador and a gain of $7.1 million, or $0.11 per diluted share, related to the cumulative effect of a mandated change in accounting principle regarding asset retirement obligations.

Net income for the first quarter of 2004 included charges for the early extinguishment of debt of $6.0 million after tax, or $0.09 per diluted share, related to the retirement of the entire $150 million balance of the company’s outstanding 9 ¾% senior subordinated notes and $2.4 million after tax, or $0.04 per diluted share, for the impairment of a certain producing oil and gas property in the United States. Partially offsetting these charges was a $6.0 million gain after tax, or $0.09 per diluted share, for the settlement of a certain contract claim by the company against a third party.

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Cash flow (before all exploration costs, working capital changes and current taxes associated with property sales), a non-GAAP measure, was $77.0 million for the first quarter of 2004, exceeding the “First Call Mean” expectation for the quarter of $68.3 million (based on 65.0 million diluted shares) by 13 percent. This compares to cash flow of $85.0 million in the first quarter of 2003. See the attached table for a reconciliation of these non-GAAP financial measures to cash provided by operating activities of $84.5 million for the first quarter of 2004 and $80.8 million for the same period in 2003, the corresponding GAAP amounts.

Production

First quarter production volume of 6.5 million barrels of oil equivalent (BOE) was seven percent below the prior year’s first quarter volume from continuing operations of 7.0 million BOE but was three percent ahead of the company’s expectations for the quarter based on its annual production target for 2004. Production in the U.S. is significantly ahead of expectations to date as a result of exploration success on selected gas properties in Texas and the earlier than expected return to production of oil properties shut in by the California fires in October 2003. Canadian and Bolivian production are on track toward 2004 targeted volumes of 3.2 million BOE and 1.0 million BOE, respectively. Argentine production volumes, after experiencing a rise to a peak rate of 29,500 net barrels of oil per day early in the first quarter, reflecting the increased capital spending and drilling activity which began in the latter half of 2003, were adversely impacted by a labor strike by contract oil field workers late in the first quarter. As a result of the strike, a portion of the company’s first and second quarter 2004 Argentine production was temporarily shut in and drilling and workover operations were temporarily suspended. During the first quarter of 2004, this temporary shut-in period is estimated to have reduced Argentine volumes by approximately 165 MBbls of oil and 135 MMcf of gas, or 188 MBOE. The impact on production for the second quarter of 2004 is estimated to be a reduction of 200 MBbls of oil and 165 MMcf of gas or 228

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MBOE due to the temporary shut-ins. The labor strike has now been resolved with production and work activities returning to pre-strike levels.

Prices

Including the impact of hedges, the company’s realized price for oil increased one percent to average $28.50 per barrel in the first quarter of 2004, compared with last year’s first quarter average price of $28.20 per barrel. The company’s realized price for gas declined one percent to $3.84 per Mcf, compared to $3.88 per Mcf in the first quarter of 2003. As a result of the expected production decrease due to asset sales and natural declines, oil and gas revenues declined seven percent to $173.4 million for the first quarter of 2004 from $185.7 million in the same period of 2003.

Costs and Expenses

Production costs of $45.7 million in 2004 were up from $37.3 million for the previous year’s quarter. This increase is primarily due to costs incurred to repair damage resulting from the October 2003 fires in California, increased power costs in the U.S. and higher costs (expressed in U.S. dollars) in Argentina and Canada resulting from the strengthening of the Argentine peso and Canadian dollar. Export taxes in Argentina decreased from $10.2 million in 2003 to $6.2 million in 2004 primarily as a result of a shift in sales volumes from the export market to the domestic market versus the year-earlier quarter.

Total general and administrative costs of $16.9 million increased from $13.5 million in the year-earlier quarter primarily due to expenses related to employee cash bonuses and a separation agreement with a former executive included in this year’s first quarter with no comparable amounts in the year-earlier quarter. Stock compensation costs in 2004 of $3.8 million also increased from $1.0 million in 2003 primarily as a result of the separation agreement with a former executive.

Exploration expense of $4.4 million for the first quarter of 2004 consisted of $1.8 million of seismic, geological and geophysical costs, $1.3 million of dry hole costs and $1.3 million of

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leasehold impairments. This compares to exploration expense for the first quarter of 2003 of $14.1 million, consisting of $2.3 million of seismic, geological and geophysical costs, $9.7 million of dry hole costs and $2.1 million of leasehold impairments.

Interest expense declined 24 percent to $14.0 million in 2004 as a result of the company’s reduction in its average debt outstanding and a change in the mixture of fixed rate versus floating rate debt. At March 31, 2004, the company had total outstanding debt of $687.8 million including $549.9 million in fixed rate debt and $137.9 million in floating rate debt under the company’s revolving credit facility.

2004 Targets for Production, Cash Flow and EBITDAX Increased

Vintage’s targeted annual production for 2004 has been increased slightly to 27.0 million BOE as a result of U.S. production running ahead of previous expectations, more than offsetting the lower production target in Argentina due to the labor strike’s impact on production and work activities (see the accompanying table for country targets). Due to the strong first quarter actual prices and the strength of the forward price curve, the company has also increased its average NYMEX price assumptions for 2004 to $32.00 per barrel for oil from $29.00 per barrel and to $5.25 per MMBtu for gas versus the previous assumption of $5.00 per MMBtu. For the remainder of 2004, the company has hedged approximately 3.9 million barrels of oil through oil price swaps at an average NYMEX reference price of $29.48 per barrel and 3.7 Bcf of gas at an average price of $5.92 per MMBtu (see the accompanying table).

Given its outlook for the 2004 capital budget and production levels, plus its revised assumed prices and costs enumerated in the accompanying table, “Vintage Petroleum, Inc., Revised 2004 Targets” as well as other expectations, Vintage has increased its target for 2004 cash flow (as defined in the attached table) to $283 million, which is $41 million higher than the previous target of $242 million. Similarly, the revised target for EBITDAX in 2004 has been increased to $385 million from the

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previous target of $337 million.

Vintage to Webcast First Quarter 2004 Conference Call

The company’s first quarter 2004 teleconference call to review first quarter results will be broadcast live on a listen-only basis over the internet on Thursday, May 6 at 3 p.m. Central Time. Interested parties may access the webcast by visiting the Vintage Petroleum, Inc. website at www.vintagepetroleum.com and selecting the microphone icon, or at www.fulldisclosure.com and typing VPI in the ticker search box and selecting “Go”. To listen to the internet broadcast, participants will need a multimedia computer with speakers and the Windows media player installed. Download from http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=VPI&script=1010&item_id=883697 and test the software prior to the call. Vintage Petroleum is unable to provide technical support for downloading the software. The teleconference may be accessed by dialing 800-362-0571 five to ten minutes prior to the scheduled start time and providing the call identifier “Vintage” to the operator. A replay of the webcast will be available until May 15, 2004, at the Vintage website. Similarly, an audio replay will also be available until May 15, 2004, by dialing 402-220-1123.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address estimates of proved oil and gas reserves, the net present value of future net revenue from reserves, future production, exploration drilling, exploitation activities, operating costs, capital spending, disposition of assets, EBITDAX, cash flow, NYMEX prices of oil and gas and company realizations, the impact of oil and gas hedging activities, and events or developments that the company expects or believes are forward-looking statements. Although Vintage believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or

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developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by foreign governments as a result of political and economic conditions or other factors, changes in foreign exchange rates and inflation rates, as well as continued availability of capital and financing, and general economic, market or business conditions.

Vintage Petroleum, Inc. is an independent energy company engaged in the acquisition, exploitation and exploration of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the New York Stock Exchange under the symbol VPI. For additional information, visit the company website at www.vintagepetroleum.com.

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2004	2003

REVENUES:
Oil, condensate and NGL sales	$119,964	$126,215
Gas sales	53,485	59,443
Sulfur sales	558	506
Gas marketing	22,256	32,920

Total revenues	196,263	219,084

COSTS AND EXPENSES:
Production costs	45,723	37,284
Transportation and storage costs	1,949	1,971
Production and ad valorem taxes	5,696	4,733
Export taxes	6,206	10,222
Exploration costs	4,360	14,078
Gas marketing	21,555	32,037
General and administrative	16,904	13,454
Stock compensation	3,762	952
Depreciation, depletion and amortization	32,255	37,294
Impairment of proved oil and gas properties	3,915	—
Accretion	1,969	1,747
Other operating (income) expense	(4,896)	1,176

Total costs and expenses	139,398	154,948

OPERATING INCOME	56,865	64,136

OTHER (INCOME) EXPENSE:
Interest expense	14,021	18,541
Loss on early extinguishment of debt	9,903	1,426
(Gain) loss on disposition of assets	(59)	650
Foreign currency exchange loss	1,122	3,637
Other non-operating (income) expense	(627)	221

Net other expense	24,360	24,475

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	32,505	39,661

INCOME TAX PROVISION:
Current	12,648	14,463
Deferred	722	2,480

Total income tax provision	13,370	16,943

Income from continuing operations before cumulative effect of change in accounting principle	19,135	22,718

INCOME FROM DISCONTINUED OPERATIONS, net of income tax provision of $38,226	—	10,844

Income before cumulative effect of change in accounting principle	19,135	33,562

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, net of income tax provision of $4,104	—	7,119

NET INCOME	$19,135	$40,681

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Continued)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
BASIC INCOME PER SHARE:
Income from continuing operations before cumulative effect of change in accounting principle	$0.30	$0.36
Income from discontinued operations	—	0.17

Income before cumulative effect of change in accounting principle	0.30	0.53
Cumulative effect of change in accounting principle	—	0.11

Net income	$0.30	$0.64

DILUTED INCOME PER SHARE:
Income from continuing operations before cumulative effect of change in accounting principle	$0.29	$0.35
Income from discontinued operations	—	0.17

Income before cumulative effect of change in accounting principle	0.29	0.52
Cumulative effect of change in accounting principle	—	0.11

Net income	$0.29	$0.63

Weighted average common shares outstanding:
Basic	64,332	63,590
Diluted	64,980	64,811

Certain 2003 amounts have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on the Company’s net income.

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts)

(Unaudited)

ASSETS
	March 31, 2004	December 31, 2003
CURRENT ASSETS:
Cash and cash equivalents	$67,887	$54,880
Accounts receivable—
Oil and gas sales	91,978	89,674
Joint operations	9,497	9,359
Prepaids and other current assets	20,883	14,702

Total current assets	190,245	168,615

PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, successful efforts method	2,758,478	2,717,193
Oil and gas gathering systems and plants	23,461	23,344
Other	29,586	29,072

	2,811,525	2,769,609
Less: Accumulated depreciation, depletion and amortization	1,564,035	1,535,715

Total property, plant and equipment, net	1,247,490	1,233,894

OTHER ASSETS, net	43,462	44,329

	$1,481,197	$1,446,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revenue payable	$31,178	$26,654
Accounts payable—trade	53,818	55,601
Current income taxes payable	28,734	19,933
Derivative financial instruments payable	23,386	7,876
Other payables and accrued liabilities	81,563	70,028

Total current liabilities	218,679	180,092

LONG-TERM DEBT	687,844	699,943

DEFERRED INCOME TAXES	49,659	54,302

LONG-TERM LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	91,298	89,076

OTHER LONG-TERM LIABILITIES	1,150	939

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par, 5,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.005 par, 160,000,000 shares authorized, 65,007,064 and 64,720,975 shares issued and 64,558,458 and 64,281,199 outstanding, respectively	325	324
Capital in excess of par value	341,831	337,080
Retained earnings	39,071	22,844
Accumulated other comprehensive income	58,177	70,482

	439,404	430,730
Less treasury stock, at cost, 448,606 and 439,776 shares	3,167	3,117
Less unamortized cost of restricted stock awards	3,670	5,127

Total stockholders’ equity	432,567	422,486

	$1,481,197	$1,446,838

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,135	$40,681
Adjustments to reconcile net income to cash provided by operating activities—
Income from discontinued operations, net of tax	—	(10,844)
Cumulative effect of change in accounting principle, net of tax	—	(7,119)
Depreciation, depletion and amortization	32,255	37,294
Impairment of proved oil and gas properties	3,915	—
Accretion	1,969	1,747
Exploration costs	2,569	11,818
Provision for deferred income taxes	722	2,480
Foreign currency exchange loss	1,122	3,637
(Gain) loss on dispositions of assets	(59)	650
Loss on early extinguishment of debt	9,903	1,426
Stock compensation	3,762	936
Other non-cash items included in net income	(91)	59
Increase in receivables	(3,036)	(11,322)
Increase in payables and accrued liabilities	18,310	8,337
Other working capital changes	(6,026)	3,113

Cash provided by continuing operations	84,450	82,893
Cash used by discontinued operations	—	(2,045)

Cash provided by operating activities	84,450	80,848

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures—
Oil and gas properties	(52,116)	(45,392)
Gathering systems and other	(674)	(981)
Proceeds from sale of oil and gas properties	74	29,460
Proceeds from sale of company, net of cash sold	—	116,107
Other	(1,587)	(1,454)

Cash used by investing activities – continuing operations	(54,303)	97,740
Cash provided by investing activities – discontinued operations	—	10,309

Cash provided (used) by investing activities	(54,303)	108,049

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	2,446	131
Purchase of treasury stock	(50)	—
Redemption of 9 3/4% Senior Subordinated Notes due 2009	(157,313)	—
Redemption of 9% Senior Subordinated Notes due 2005	—	(50,750)
Advance on revolving credit facility and other borrowings	201,900	93,800
Payments on revolving credit facility and other borrowings	(64,000)	(128,762)
Dividends paid	(2,893)	(2,534)
Other	3,385	—

Cash used by financing activities	(16,525)	(88,115)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(615)	921

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,007	101,703

CASH AND CASH EQUIVALENTS, beginning of period	54,880	9,259

CASH AND CASH EQUIVALENTS, end of period	$67,887	$110,962
-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

SUMMARY OPERATING DATA

(Unaudited)

	Three Months Ended March 31,
	2004	2003
PRODUCTION:

Oil (MBbls)—
U.S.	1,513	1,556
Canada	235	374
Argentina (a) (d)	2,441	2,526
Bolivia (b)	20	19
Yemen (c)	—	—

Continuing operations	4,209	4,475

Ecuador	—	114

Total	4,209	4,589

Gas (MMcf)—
U.S.	6,240	6,017
Canada	3,938	5,876
Argentina (d)	2,032	2,030
Bolivia	1,719	1,418

Total	13,929	15,341

MBOE from continuing operations	6,531	7,032

Total MBOE	6,531	7,146

(a)	Production for Argentina for the three months ended March 31, 2004 and 2003, before the impact of changes in inventories was 2,475 MBbls and 2,529 MBbls, respectively.

(b)	Production for Bolivia for the three months ended March 31, 2004 and 2003, before the impact of changes in inventories were both 21 MBbls.

(c)	Production for Yemen for the three months ended March 31, 2004, before the impact of changes in inventories was one MBbl.

(d)	Argentina production for the first quarter of 2004 is estimated to have been reduced by 165 MBbls of oil and 135 MMcf of gas, or 188 MBOE as the result of a labor strike late in the first quarter.

MBbls - thousand barrels

MMcf - million cubic feet

MBOE - thousand barrels of oil equivalent

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

SUMMARY OPERATING DATA

(Continued)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Average Sales Price (including impact of hedges):
Oil (per Bbl)—
U.S.	$27.94	$26.56
Canada	27.84	30.88
Argentina	28.95	28.86
Bolivia	23.86	22.48

Continuing operations	28.50	28.20

Ecuador	—	26.87

Total	28.50	28.17

Gas (per Mcf)—
U.S.	$4.99	$4.83
Canada	4.68	4.58
Argentina	0.49	0.41
Bolivia	1.70	1.89

Total	3.84	3.88

Average Sales Price (excluding impact of hedges):

Oil (per Bbl)—
U.S.	$32.51	$31.50
Canada	30.78	31.14
Argentina	28.95	28.86
Bolivia	23.86	22.48

Continuing operations	30.31	29.94

Ecuador	—	26.87

Total	30.31	29.87

Gas (per Mcf)—
U.S.	$4.99	$5.77
Canada	4.68	5.33
Argentina	0.49	0.41
Bolivia	1.70	1.89

Total	3.84	4.54

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

REVISED 2004 TARGETS

	Previous 2004 Targets	Revised 2004 Targets(d)
Oil production (MMBbls):
U.S.	5.8	6.0
Canada	.8	.8
Argentina	11.1	10.6
Bolivia	.1	.1
Yemen	.4	.4
Total	18.2	17.9

Gas Production (Bcf):
U.S.	23.4	26.2
Canada	14.8	14.8
Argentina	8.5	8.2
Bolivia	5.5	5.5
Total	52.2	54.7

Total MMBOE	26.9	27.0

Assumed NYMEX(a) prices:
Oil	$29.00	$32.00
Gas	$5.00	$5.25

Net realized price (before impact of hedging) as a percent of NYMEX(a)—Total Company:
Oil	84%	84%
Gas	69%	69%

DD&A per BOE (oil and gas only)	$4.60	$4.60
LOE per BOE (b)	$9.05	$8.80
G&A per BOE	$2.30	$2.45

Non-Acquisition Capital Spending Budget (in millions)	$225	$225

Cash Flow (before all exploration expenses, working capital charges and current taxes associated with property sales) (in millions) (e)	$242	$283

EBITDAX (in millions)(c)(e)	$337	$385

MMBbls – million barrels

Bcf – billion cubic feet

MMBOE – million barrels of oil equivalent

(a)	NYMEX
Oil -	Average of the daily settlement price per barrel for the near-month contract for light crude oil as quoted on the New York Mercantile Exchange.
Gas -	Average of the settlement price per MMBtu for the last three trading days for the applicable contract month for natural gas as quoted on the New York Mercantile Exchange.
(b)	LOE includes production costs, transportation and storage costs, production and ad valorem taxes and export taxes.
(c)	EBITDAX: Earnings before interest, taxes, DD&A, impairments, exploration expenses, cumulative effect of change in accounting principle, loss on early extinguishment of debt, gains/losses on property sales and other non-cash items.
(d)	Targets do not reflect any future acquisitions or dispositions of assets. Targets reflect the impact of existing hedges. See “2004 Targets for Production, Cash Flow and EBITDAX Increased” and “Forward-Looking Statements” elsewhere in the release.
(e)	The targets for non-GAAP financial measures are not reconciled to the most directly comparable GAAP financial measure as the company does not establish targets for such GAAP financial measures.

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

HEDGING STATUS

OIL PRICE SWAPS

Quarter Ending	Barrels	NYMEX Reference Price $ Per Bbl
June 30, 2004	1,456,000	29.67
September 30, 2004	1,324,800	29.48
December 31, 2004	1,135,700	29.26
March 31, 2005	323,700	26.23
June 30, 2005	342,800	25.76
September 30, 2005	355,700	25.52
December 31, 2005	361,900	25.45

GAS PRICE SWAPS

Quarter Ending	MMBtu	NYMEX Reference Price $ Per MMBtu
June 30, 2004	1,220,000	5.85
September 30, 2004	1,840,000	5.96
December 31, 2004	620,000	5.97

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

Cash flow represents cash provided by continuing operating activities before all exploration costs, changes in working capital items related to operating activities, current taxes on property sales and loss on early extinguishment of debt. Cash flow is presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (“GAAP”). Cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flow from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. The following table reconciles cash provided by operating activities to cash flow (in thousands):

	Three Months Ended March 31,
	2004	2003
Cash provided by operating activities	$84,450	$80,848
Cash used by discontinued operations	—	2,045

Cash provided by continuing operations	84,450	82,893
Exploration geological and geophysical costs	1,791	2,260
Changes in working capital items related to operating activities	(9,248)	(128)

Cash flow	$76,993	$85,025

EBITDAX is presented herein, and reconciled to the GAAP measures of net income and cash provided by operating activities because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund exploration and development activities and to service or incur debt. Management also views the non-GAAP measure of EBITDAX as a useful tool for comparison of the company’s financial indicator with those of peer companies. EBITDAX should not be considered as an alternative to net income or cash provided by operating activities, as defined by GAAP.

	Three Months Ended March 31,
	2004	2003
Net income	$19,135	$40,681
Cumulative effect of change in accounting principle	—	(7,119)
Income from discontinued operations, net of tax	—	(10,844)
Provision for income taxes	13,370	16,943
Loss on early extinguishment of debt	9,903	1,426
Interest	14,021	18,541
Accretion	1,969	1,747
Depreciation, depletion and amortization	32,255	37,294
Impairment of oil and gas properties	3,915	—
Exploration costs	4,360	14,078
Foreign currency exchange loss	1,122	3,637
(Gain) loss on disposition of assets	(59)	650
Other non-cash items	3,671	995

EBITDAX	103,662	118,029
Interest	(14,021)	(18,541)
Current income tax expense	(12,648)	(14,463)
Cash provided (used) by discontinued operations	—	(2,045)
Exploration geological and geophysical costs	(1,791)	(2,260)
Changes in working capital	9,248	128

Cash provided by operating activities	$84,450	$80,848

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